UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2019

AMERICOLD REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway, South Tower, Suite 600
Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

(678) 441-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 — Entry into a Material Definitive Agreement.

On April 16, 2019, Americold Realty Trust (the “Company,” “we,” “us” or “our”), announced that it has entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) by and among the Company, Chiller Holdco, LLC, a Delaware limited liability company (“Cloverleaf”), the Persons set forth on the signature pages thereto under the heading “Holdco Sellers” (the “Holdco Sellers”), an entity that indirectly holds certain membership interests of Cloverleaf (“Blocker”) and an entity that owns all of the issued and outstanding stock of Blocker (“Blocker Seller” and together with the Holdco Sellers, the “Sellers”). Prior to the closing of the Cloverleaf Acquisition (as defined below), Cloverleaf, Blocker, Blocker Seller and certain other entities will effect a reorganization such that as of immediately prior to the closing, Holdco Sellers and Blocker will collectively own all of the issued and outstanding membership interests of Cloverleaf. Pursuant to the Equity Purchase Agreement, the Company agrees to (i) purchase and acquire all of the issued and outstanding stock of Blocker from Blocker Seller and (ii) cause Blocker to purchase and acquire all of Holdco Sellers’ right, title and interest in all of the issued and outstanding membership interests of Cloverleaf from Holdco Sellers (the “Cloverleaf Acquisition”).

The Company will pay aggregate cash consideration of approximately $1.24 billion in the Cloverleaf Acquisition, subject to customary adjustments.

The Equity Purchase Agreement contains customary representations and warranties as well as covenants by each of the parties. However, the representations and warranties contained in the Equity Purchase Agreement will not survive the closing of the Cloverleaf Acquisition and the sellers are not obligated to indemnify us for any losses that we may incur in connection with the Equity Purchase Agreement.

Closing of the Cloverleaf Acquisition is expected to occur in the second quarter of 2019, and is subject to customary closing conditions, including, but not limited to, the continuing accuracy of representations and warranties and compliance with covenants and agreements in all material respects in the Equity Purchase Agreement. There can be no assurance that the conditions to closing the Cloverleaf Acquisition will be satisfied or waived or that other events will not intervene to delay or result in the failure to close the Cloverleaf Acquisition.

The Equity Purchase Agreement is not intended to provide any other factual, business or operational information about the parties thereto. The representations, warranties and covenants contained in the Equity Purchase Agreement were made only for purposes of such Equity Purchase Agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including, to the extent agreed by the parties, being qualified by disclosures: (i) exchanged between the parties in connection with the execution of the Equity Purchase Agreement and (ii) contained in the disclosure schedules to the Equity Purchase Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk among the parties to the Equity Purchase Agreement based on the relative knowledge of the parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Equity Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing summary of the Equity Purchase Agreement and the Cloverleaf Acquisition contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Equity Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 7.01 — Regulation FD Disclosure.

On April 16, 2019, the Company issued a press release announcing the Cloverleaf Acquisition. A copy of such press release is furnished with this report as Exhibit 99.1 and incorporated herein by reference.

On April 16, 2019, the Company issued a press release announcing an expansion in Atlanta. A copy of such press release is furnished with this report as Exhibit 99.2 and incorporated herein by reference.

On April 16, 2019, the Company issued a press release announcing that it has commenced an underwritten registered public offering of 40,000,000 common shares, with the underwriters having an option to purchase up to an additional 6,000,000 common shares. A copy of the press release is furnished with this report as Exhibit 99.3 and incorporated herein by reference.

The information in this report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically incorporated by reference into any such filing. This report will not be deemed an admission as to the materiality of any information in this report that is disclosed in accordance with Regulation FD.

Item 8.01 — Other Events.

Financing the Cloverleaf Acquisition

We expect to fund the Cloverleaf Acquisition with the net proceeds from our equity offering, together with draws under our senior unsecured revolving credit facility, which we expect to repay using the proceeds from a debt private placement, if completed. Our equity offering is not conditioned on the consummation of the Cloverleaf Acquisition, and the closing of the Cloverleaf Acquisition is not conditioned on the closing of our equity offering and is not subject to a financing condition. We have, therefore, obtained a financing commitment to provide a senior unsecured bridge loan facility in the principal amount of $650 million, to fund a portion of the Cloverleaf Acquisition, if necessary, pursuant to a commitment letter, from Bank of America, N.A., an affiliate of one of the underwriters in our equity offering, Merrill Lynch, Pierce, Fenner & Smith Incorporated (acting directly or through a designated affiliate), one of the underwriters in our equity offering, and Goldman Sachs Bank USA, an affiliate of one of the underwriters in our equity offering.

Risks Related to the Cloverleaf Acquisition

There are a number of significant risks related to the Cloverleaf Acquisition, including the risk factors enumerated below.

We cannot assure you that the Cloverleaf Acquisition will be completed on a timely basis or at all.

There are a number of risks and uncertainties relating to the Cloverleaf Acquisition. For example, the Cloverleaf Acquisition may not be completed, or may not be completed in the timeframe, on the terms or in the manner currently anticipated, as a result of a number of factors, including the failure of the parties to satisfy one or more of the conditions to closing. There can be no assurance that the conditions to closing of the Cloverleaf Acquisition will be satisfied or waived or that other events will not intervene to delay or result in the failure to close the Cloverleaf Acquisition. The Equity Purchase Agreement may be terminated by the parties thereto under certain circumstances, including, without limitation, if the Cloverleaf Acquisition has not been completed by October 16, 2019 (subject to certain limited exceptions). Delays in closing the Cloverleaf Acquisition or the failure to close the Cloverleaf Acquisition at all may result in our incurring significant additional costs in connection with such delay or termination of the Equity Purchase Agreement and/or failing to achieve the anticipated benefits of the Cloverleaf Acquisition. Any delay in closing or a failure to close the Cloverleaf Acquisition could have a negative impact on our business and the market price of our common shares.

In the event the Cloverleaf Acquisition is not consummated, we may use the net proceeds from the offering for general business purposes, including repayment of outstanding indebtedness and the funding of other development, expansion and acquisition opportunities. However, we would have broad authority to use such net proceeds for other purposes that may not be accretive to our earnings per share and funds from operations per share.

If completed, the Cloverleaf Acquisition may not achieve its intended benefits or may disrupt our plans and operations.

The Cloverleaf Acquisition is a significant acquisition for us, and there can be no assurance that we will be able to successfully integrate Cloverleaf with our business or otherwise realize the expected benefits of the Cloverleaf Acquisition. Cloverleaf acquired Zero Mountain, Inc., an Arkansas corporation (“Zero Mountain”), on March 1, 2019, and Cloverleaf’s integration of Zero Mountain is ongoing, which may present additional costs and challenges to us in our integration of Cloverleaf. Our ability to realize the anticipated benefits of the Cloverleaf

Acquisition will depend, to a large extent, on our ability to integrate Cloverleaf with our business. The combination of two independent businesses may be a complex, costly and time-consuming process. Our business may be negatively impacted following the Cloverleaf Acquisition if we are unable to effectively manage our expanded operations. The integration process will require significant time and focus from our management team following the Cloverleaf Acquisition and may divert attention from the day-to-day operations of the combined business. Additionally, consummation of the Cloverleaf Acquisition could disrupt our current plans and operations, which could delay the achievement of our strategic objectives.

The expected synergies and operating efficiencies of the Cloverleaf Acquisition may not be fully realized, which could result in increased costs and/or lower revenues and have a material adverse effect on us. In addition, the overall integration of the businesses may result in material unanticipated problems, expenses, liabilities, competitive responses, loss of customer relationships and diversion of management’s attention, among other potential adverse consequences. The risks of combining our operations of the businesses include, among others:

•	we may have underestimated the costs to make any necessary improvements to Cloverleaf’s properties;

•	Cloverleaf’s properties may be subject to reassessment, which may result in higher than expected tax payments;

•	market conditions may result in higher than expected vacancy rates and lower than expected storage rates;

•	we may face difficulties in integrating Cloverleaf’s employees and in attracting and retaining key personnel;

•

we may face difficulties in the pursuit of expansion and development opportunities, resulting in higher costs or an inability to complete the identified expansions of Cloverleaf in a timely manner, or at all;

•	encroachments by certain Cloverleaf properties over existing easements may result in costs to correct such encroachments if challenged by easement holders; and

•	we may face challenges in keeping existing Cloverleaf customers or transitioning our existing customers to Cloverleaf facilities, which could adversely impact interconnection revenue.

Additionally, over the past year or so, there has been significant appreciation in the market price for temperature-controlled warehouses. There can be no assurance that the market price for temperature-controlled warehouses will be sustained or continue to appreciate. Any decline in the market prices for temperature-controlled warehouses, including for the warehouses that we are acquiring in the Cloverleaf Acquisition, could materially and adversely affect us.

Many of these risks will be outside of our control and any one of them could result in increased costs, decreases in the amount of expected revenue and diversion of our management’s time and focus, which could have a material adverse effect on us. In addition, even if our operations are integrated successfully with Cloverleaf’s, we may not realize the full benefits of the Cloverleaf Acquisition, including the synergies, operating efficiencies, or sales or growth opportunities that are expected. These benefits may not be achieved within the anticipated time frame or at all. All of these factors could cause dilution to our earnings per share, decrease or delay the expected benefits of the Cloverleaf Acquisition, and/or negatively impact the market price of our common shares.

We may be subject to unknown or contingent liability related to Cloverleaf for which we may have no or limited recourse against the sellers to us.

Cloverleaf may be subject to unknown or contingent liabilities for which we may have no or limited recourse against the sellers to us. Unknown or contingent liabilities might include liabilities for clean-up or remediation of environmental conditions, claims of customers, vendors or other persons dealing with Cloverleaf, tax liabilities and other liabilities, whether incurred in the ordinary course of business or otherwise. In addition, the total amount of costs and expenses that we may incur with respect to liabilities associated with Cloverleaf may exceed our expectations, which may materially and adversely affect us.

Our qualification as a real estate investment trust (“REIT”) will depend in part on the nature of the assets and rights to income we acquire as part of the Cloverleaf Acquisition.

Although we intend to structure our acquisition and post-acquisition operation of Cloverleaf in a way that would allow us to continue to qualify as a REIT for U.S. federal income tax purposes, no assurances can be given that we will be successful.

Cloverleaf is not currently organized or operated as a REIT. As a result of the Cloverleaf Acquisition, we expect to acquire interests in certain assets and earn certain items of income that are not, or may not be, qualifying assets or income for purposes of the REIT asset and income tests. After the closing of the Cloverleaf Acquisition we expect to integrate Cloverleaf into our existing structure and conduct its business in a manner that would allow us to continue to qualify as a REIT, but there is no guarantee that our efforts to do so will be successful. Further, our review of the Cloverleaf Acquisition is ongoing, and we may discover additional non-qualifying assets or income. We may not have the immediate right to change the terms of pre-existing arrangements that generate non-qualifying items or may have to incur significant penalties to terminate such arrangements. To maintain our REIT qualification we may be required to hold significant assets acquired in connection with the Cloverleaf Acquisition through our taxable REIT subsidiaries (“TRSs”). Our domestic TRSs are subject to U.S. tax as regular corporations. If we acquire nonqualifying assets or earn nonqualifying income as a result of the Cloverleaf Acquisition that causes us to fail to meet the REIT requirements, we could lose our REIT status if certain relief provisions do not apply, or we could incur a material tax liability in connection with the application of such relief provisions, which would materially and adversely affect us.

If we do not consummate the Cloverleaf Acquisition, we will have incurred substantial expenses without realizing the expected benefits.

If we are unable to consummate the Cloverleaf Acquisition, we will have incurred significant due diligence, legal, accounting and other transaction costs in connection with the Cloverleaf Acquisition without realizing the anticipated benefits. We cannot assure you that we will acquire Cloverleaf because the Cloverleaf Acquisition is subject to a variety of conditions, including the satisfaction of customary closing conditions.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Equity Purchase Agreement, dated as of April 16, 2019, by and among the Company, Cloverleaf, the Sellers and Blocker

99.1	Press Release dated April 16, 2019 announcing the Cloverleaf Acquisition

99.2	Press Release dated April 16, 2019 announcing an expansion in Atlanta

99.3	Press Release dated April 16, 2019 announcing the Company’s public offering of common shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2019

AMERICOLD REALTY TRUST

By:	/s/ Marc Smernoff
	Name:	Marc Smernoff
	Title:	Chief Financial Officer and Executive Vice President